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                                                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement on Form 10-KSB of Pacific International Enterprises, Inc. and Subsidiary of our report dated July 1, 1997 on our audit of the consolidated financial statements of Pacific International Enterprises, Inc. and Subsidiary as of and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 10-KSB

                                             CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
July 1, 1997